Exhibit 99.1

Contacts:
Investors
Brad Berning
ir@zillowgroup.com

Media
Chrissy Roebuck
press@zillow.com
Zillow Group Reports Third-Quarter 2025 Financial Results
SEATTLE, Oct. 30, 2025 — Zillow Group, Inc. (NASDAQ: Z and ZG), which is transforming the way people buy, sell, rent and finance homes, today announced its consolidated financial results for the three months ended September 30, 2025.
Complete financial results for the third quarter and outlook for the fourth quarter of 2025 can be found in the shareholder letter on the Investor Relations section of Zillow Group’s website at https://investors.zillowgroup.com/investors/financials/quarterly-results/default.aspx.
“Zillow’s Q3 results show how well we’re delivering on our mission to make buying, selling, financing and renting easier,” said Zillow Chief Executive Officer Jeremy Wacksman. “What drives our success is that we deliver exceptional consumer and partner experiences, relentlessly innovate with our products, and consistently execute well on our integrated-transaction strategy. Zillow is leading the industry toward a more transparent, consumer-first future.”
Recent highlights include:
•Zillow Group’s third-quarter results exceeded the company’s outlook for revenue and Adjusted EBITDA.
•Q3 revenue was up 16% year over year to $676 million, above the company’s outlook range. Q3 revenue outperformed the residential real estate industry’s year-over-year total transaction value growth of approximately 5% according to industry data tracked and estimated by Zillow1 and according to the NAR.2 The company estimates Q3 purchase mortgage origination volume for the industry was nearly flat year over year.
◦For Sale revenue was up 10% year over year to $488 million in Q3. On a trailing 12-month basis, For Sale revenue per Total Transaction Value was 10.1 basis points at the end of Q3, compared with 9.8 basis points at the end of Q3 2024.
▪Residential revenue was up 7% year over year in Q3 to $435 million, benefiting from growth across the company’s agent and software offerings and within the company’s New Construction marketplace.
▪Mortgages revenue increased 36% year over year to $53 million in Q3, primarily due to a 57% increase in purchase loan origination volume to $1.3 billion.
◦Rentals revenue increased 41% year over year to $174 million in Q3, primarily driven by multifamily revenue growing 62% year over year.
•On a GAAP basis, net income was $10 million in Q3, and net income margin was 1%, a 400-basis-point increase year over year.
•Q3 Adjusted EBITDA was $165 million, and Adjusted EBITDA margin was 24%, a more than 200-basis-point increase year over year, driven by better-than-expected revenue growth and effective cost management.3
•Cash and investments at the end of Q3 were $1.4 billion, up from $1.2 billion at the end of Q2.
•Traffic to Zillow Group’s mobile apps and sites in Q3 was up 7% year over year to 250 million average monthly unique users. Visits during Q3 were up 4% year over year to 2.5 billion.
1 Calculated as the number of existing residential homes sold during Q3 2025 multiplied by the average sale price of existing residential homes sold for Q3 2025 according to industry data collected and estimated by Zillow, as published monthly on our site
2 National Association of Realtors® existing homes sold during Q3 2025 multiplied by the average selling price per home for Q3 2025, compared with the same period in 2024
3 Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures; they are not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Please see the “Use of Non-GAAP Financial Measures” section below for more information about our presentation of these non-GAAP financial measures, including a reconciliation to the most directly comparable GAAP financial measures for the relevant period.

Third-Quarter 2025 Financial Highlights

The following table sets forth Zillow Group’s financial highlights for the periods presented (in millions, except percentages, unaudited):

	Three Months Ended September 30,		2024 to 2025 % Change	Nine Months Ended September 30,		2024 to 2025 % Change
	2025	2024		2025	2024
Revenue:
For Sale revenue:
Residential	$435	$405	7%	$1,286	$1,207	7%
Mortgages	53	39	36%	142	104	37%
Total For Sale revenue	488	444	10%	1,428	1,311	9%
Rentals	174	123	41%	462	337	37%
Other	14	14	—%	39	34	15%
Total revenue	$676	$581	16%	$1,929	$1,682	15%
Other Financial Data:
Gross profit	$491	$441		$1,439	$1,289
Net income (loss)	$10	$(20)		$20	$(60)
Diluted net income (loss) per share	$0.04	$(0.08)		$0.08	$(0.26)
Net cash provided by operating activities	$105	$171		$296	$306
Non-GAAP Financial Measures:(1)
Adjusted EBITDA	$165	$127		$473	$386
Adjusted net income	$113	$89		$319	$281
Diluted adjusted net income per share	$0.44	$0.35		$1.25	$1.10
Adjusted free cash flow	$107	$97		$295	$231
Percentage of Revenue:
Gross profit	73%	76%		75%	77%
Net income (loss)	1%	(3)%		1%	(4)%
Adjusted EBITDA(1)	24%	22%		25%	23%
Adjusted net income(1)	17%	15%		17%	17%
(1) These measures are non-GAAP financial measures. Please see the “Use of Non-GAAP Financial Measures” section below for more information about our presentation of these non-GAAP financial measures, including a reconciliation to the most directly comparable GAAP financial measures for the relevant period.

Conference Call and Webcast Information

Zillow Group will host a live webcast to discuss these results today at 2 p.m. Pacific time (5 p.m. Eastern time). Please register for the live event at https://zillow-q3-25-financial-results.open-exchange.net/welcome. A shareholder letter and link to both the live webcast and recorded replay of the call may be accessed in the Quarterly Results section of Zillow Group’s Investor Relations website.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding the company’s business strategies, the execution of those strategies, and their impact on consumers and real estate professionals. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “predict,” “will,” “projections,” “continue,” “estimate,” “outlook,” “guidance,” “would,” “could,” “strive” or similar expressions constitute forward-looking statements. Forward-looking statements are made based on assumptions as of October 30, 2025, and although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control.

Factors that may contribute to such differences include, but are not limited to: the health and stability of the economy and United States residential real estate industry, including changes in inflationary conditions, interest rates, housing availability and affordability, labor shortages and supply chain issues; our ability to manage advertising, product inventory and pricing, and to maintain relationships with our real estate partners; our ability to establish or maintain relationships with listing and data providers, which affects traffic to our mobile applications and websites; or changes to our rights to use or timely access listing data, or to the quality or quantity of such listing data; our ability to comply with current and future rules and requirements promulgated by the National Association of REALTORS®, multiple listing services, or other real estate industry groups or governing bodies, or decisions to repeal, amend or not enforce such rules and requirements; our ability to navigate industry changes, including as a result of past, pending or future lawsuits, settlements or government investigations, which may include lawsuits, settlements or investigations in which we are not a named party; uncertainties related to policy changes, enforcement priorities, or government shutdowns at the federal and state levels; our ability to continue to innovate and compete to attract customers and real estate partners; our ability to effectively invest resources to pursue new strategies, develop new products and services, and expand existing products and services into new markets; our ability to operate and grow Zillow Home Loans’ mortgage operations, including the ability to obtain or maintain sufficient financing to fund the origination of mortgages, meet customers’ financing needs with product offerings, continue to grow origination operations and resell originated mortgages on the secondary market; the duration and impact of natural disasters, climate change, geopolitical events, and other catastrophic events (including public health crises) on our ability to operate, demand for our products or services, or general economic conditions; our targets and disclosures related to environmental, social and governance matters; our ability to maintain adequate security controls or technology systems, or those of third parties on which we rely, to protect data integrity and the information and privacy of our customers and other third parties; our ability to navigate any significant disruption in service on our mobile applications or websites or in our network; the impact of past, pending or future litigation and other disputes or enforcement actions, which may include lawsuits or investigations to which we are not a party; our ability to attract, engage, and retain a highly skilled workforce; mergers, acquisitions, investments, strategic partnerships, capital-raising activities, or other corporate transactions or commitments by us or our competitors; our ability to continue relying on third-party services to support critical functions of our business; our ability to protect and continue using our intellectual property and prevent others from copying, infringing upon, or developing similar intellectual property, including as a result of generative artificial intelligence; our ability to comply with domestic and international laws, regulations, rules, contractual obligations, policies and other obligations, or to obtain or maintain required licenses to support our business and operations; our ability to pay our debt or to raise additional capital or refinance our indebtedness on acceptable terms, or at all; actual or anticipated fluctuations in quarterly and annual results of operations and financial position; actual or perceived inaccuracies in the assumptions, estimates and internal or third-party data that we use to calculate business, performance and operating metrics; and volatility of our Class A common stock and Class C capital stock prices.
The foregoing list of risks and uncertainties is illustrative but not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s publicly available filings with the United States Securities and Exchange Commission. Except as may be required by law, Zillow Group does not intend and undertakes no duty to update this information to reflect future events or circumstances.
About Zillow Group, Inc.
Zillow Group, Inc. (Nasdaq: Z and ZG) is reimagining real estate to make home a reality for more and more people. As the most visited real estate app and website in the United States, Zillow and its affiliates help people find and get the home they want by connecting them with digital solutions, dedicated real estate professionals, and easier buying, selling, financing, and renting experiences.
Zillow Group’s affiliates, subsidiaries, and brands include Zillow®, Zillow Premier Agent®, Zillow Home Loans℠, Zillow Rentals®, Trulia®, Out East®, StreetEasy®, HotPads®, ShowingTime+SM, Spruce®, and Follow Up Boss®.
All marks herein are owned by MFTB Holdco, Inc., a Zillow affiliate. Zillow Home Loans, LLC is an Equal Housing Lender, NMLS #10287 (www.nmlsconsumeraccess.org). © 2025 MFTB Holdco, Inc., a Zillow affiliate.
Please visit https://investors.zillowgroup.com, www.zillowgroup.com/news, www.x.com/zillowgroup, and www.linkedin.com/company/zillow, where Zillow Group discloses information about the company, its financial information, and its business that may be deemed material.
The Zillow Group logo is available at https://zillowgroup.mediaroom.com/logos-photos.
(ZFIN)

Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results and liquidity, this press release includes references to Adjusted EBITDA, Adjusted net income, Diluted adjusted net income per share, and Adjusted free cash flow, all of which are non-GAAP financial measures not calculated or presented in accordance with GAAP. We have provided a reconciliation below of each non-GAAP financial measure to the most directly comparable GAAP financial measure.
Adjusted EBITDA
Adjusted EBITDA is a key metric used by our management and Board of Directors to measure operating performance and trends and to prepare and approve our annual budget. In particular, we believe the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.
Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect impairment costs;
•Adjusted EBITDA does not reflect acquisition-related costs;
•Adjusted EBITDA does not reflect loss on extinguishment of debt;
•Adjusted EBITDA does not reflect interest expense or other income, net;
•Adjusted EBITDA does not reflect income taxes; and
•Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently from the way we do, limiting its usefulness as a comparative measure.
Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash-flow metrics, net income (loss), and our other GAAP results.
Adjusted Net Income and Diluted Adjusted Net Income Per Share
Our presentation of Adjusted net income and Diluted adjusted net income per share excludes the impact of share-based compensation, impairment costs, acquisition-related costs, loss on extinguishment of debt, and income taxes. These measures are not key metrics used by our management or Board of Directors to measure operating performance or otherwise manage the business. However, we provide Adjusted net income and Diluted adjusted net income per share as supplemental information to investors, as we believe the exclusion of the results of share-based compensation, impairment costs, acquisition-related costs, loss on extinguishment of debt, and income taxes facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider Adjusted net income and Diluted adjusted net income per share in isolation or as substitutes for analysis of our results as reported under GAAP.
Adjusted Free Cash Flow
We define Adjusted free cash flow as net cash provided by operating activities adjusted for purchases of property and equipment, purchases of intangible assets, net borrowings (repayments) on repurchase agreements, and the initial payment in connection with the Redfin rentals partnership. Borrowings (repayments) on repurchase agreements are used to fund Zillow Home Loans mortgage loan originations, and we consider them part of our ongoing liquidity management. The initial payment in connection with the Redfin rentals partnership was considered a one-time and nonrecurring cash flow, and we exclude it from our calculation as we believe it impacts the ability to evaluate the liquidity of our business operations on a period-to-period basis.
We have included Adjusted free cash flow in this press release as it is a key metric used by our management to evaluate the effectiveness of our business strategies and execution and our ability to consistently generate cash from our core operations on a period-to-period basis.
Our use of Adjusted free cash flow has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of our results as reported under GAAP. Adjusted free cash flow does not represent the residual cash flow available for discretionary expenditures. Other companies, including companies in our own industry, may calculate Adjusted free cash flow differently from the way we do, limiting its usefulness as a comparative measure.
Reconciliations of Non-GAAP Financial Measures
The following table presents a reconciliation of Adjusted EBITDA to net income (loss) for each of the periods presented (in millions, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss)	$10	$(20)	$20	$(60)
Income taxes	2	—	2	4
Other income, net	(18)	(34)	(58)	(101)
Depreciation and amortization	67	63	199	178
Share-based compensation	99	108	295	329
Impairment costs	2	—	2	6
Acquisition-related costs	—	1	—	1
Loss on extinguishment of debt	—	—	—	1
Interest expense	3	9	13	28
Adjusted EBITDA	$165	$127	$473	$386
The following table presents a reconciliation of Adjusted net income to net income (loss) and associated per-share metrics for each of the periods presented (in millions, except per-share data, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss)	$10	$(20)	$20	$(60)
Share-based compensation	99	108	295	329
Impairment costs	2	—	2	6
Acquisition-related costs	—	1	—	1
Loss on extinguishment of debt	—	—	—	1
Income taxes	2	—	2	4
Adjusted net income	$113	$89	$319	$281

Diluted net income (loss) per share	$0.04	$(0.08)	$0.08	$(0.26)
Diluted adjusted net income per share	$0.44	$0.35	$1.25	$1.10
For periods with GAAP net losses and Adjusted net income, the Adjusted diluted weighted-average shares outstanding used in the calculation of Diluted adjusted net income per share includes potentially dilutive securities that were excluded from the calculation of Diluted net loss per share, as the effect was anti-dilutive. The following table reconciles the denominators used in the Diluted net income (loss) per share and Diluted adjusted net income per share calculations (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Diluted weighted-average shares outstanding	256,243	232,521	254,700	233,553
Effect of dilutive securities:
Option awards	—	3,303	—	2,619
Unvested restricted stock units	—	2,131	—	2,093
Convertible senior notes	—	21,039	—	23,915
Adjusted diluted weighted-average shares outstanding	256,243	258,994	254,700	262,180

The following table provides a reconciliation of Adjusted free cash flow to net cash provided by operating activities for the periods presented (in millions, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$105	$171	$296	$306
Purchases of property and equipment	(32)	(33)	(105)	(109)
Purchases of intangible assets	(8)	(7)	(123)	(21)
Net borrowings (repayments) on repurchase agreements	42	(34)	127	55
Initial payment in connection with Redfin rentals partnership	—	—	100	—
Adjusted free cash flow	$107	$97	$295	$231